DT Midstream Reports First Quarter 2022 Results, Continues Strong Commercial Progress

•	Announces agreements to expand the Appalachia Gathering System
•	Reaffirms 2022 adjusted EBITDA guidance of $770 to $810 million
•	Reaffirms 2023 adjusted EBITDA early outlook of $810 to $850 million

DETROIT, May 5, 2022 – DT Midstream, Inc. (NYSE: DTM) today announced first quarter 2022 reported net income of $81 million, or $0.84 per diluted share. Adjusted EBITDA for the quarter was $191 million.

A reconciliation of adjusted EBITDA (non-GAAP measure) to reported net income is included at the end of this news release.

“We are off to a strong start in 2022,” said David Slater, President and CEO. “Our team continues to advance new growth investment opportunities in both the Haynesville and Appalachia. Our assets are well-positioned to support America’s efforts to deliver incremental gas supplies to Europe.”

Slater noted the following accomplishments:

•	Reached agreements for a significant expansion of the Appalachia Gathering System
•	Awarded a new five-year contract on NEXUS for 100 MMcf/d of capacity
•	Joined with Cheniere to deploy emissions monitoring equipment, an important step in establishing a carbon neutral wellhead to water pathway

“Our first quarter financial results give us high confidence in meeting our financial goals,” said Jeff Jewell, Executive Vice President and CFO. “Major investments for 2022 remain well on track and will provide strong growth this year. Additionally, our commercial progress has us in a great position to achieve our goals in 2023 and beyond.”

The company has scheduled a conference call to discuss results for 9 a.m. ET (8 a.m. CT) today. Investors, the news media and the public may listen to a live internet broadcast of the call at this link. The participant toll-free telephone dial-in number in the U.S. and Canada is 888.330.2022, and the toll number is 646.960.0690; the passcode is 8347152. International access numbers are available here.

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About DT Midstream

DT Midstream (NYSE: DTM) is an owner, operator and developer of natural gas interstate and intrastate pipelines, storage and gathering systems, compression, treatment and surface facilities. The Company transports clean natural gas for utilities, power plants, marketers, large industrial customers and energy producers across the Southern, Northeastern and Midwestern United States and Canada. The Detroit-based company offers a comprehensive, wellhead-to-market array of services, including natural gas transportation, storage and gathering. DT Midstream is transitioning towards net zero greenhouse gas emissions by 2050, including a target of achieving 30% of its carbon emissions reduction in the next decade. For more information, please visit the DT Midstream website at www.dtmidstream.com.

Why DT Midstream Uses Adjusted EBITDA

Adjusted EBITDA is defined as GAAP net income attributable to DT Midstream before expenses for interest, taxes, depreciation and amortization, and loss on extinguishment of debt, further adjusted to include the proportional share of net income from equity method investees (excluding taxes, depreciation and amortization), and to exclude certain items the company considers non-routine. DT Midstream believes Adjusted EBITDA is useful to the company and external users of DT Midstream’s financial statements in understanding operating results and the ongoing performance of the underlying business because it allows management and investors to have a better understanding of actual operating performance unaffected by the impact of interest, taxes, depreciation, amortization and non-routine charges noted in the table below. We believe the presentation of Adjusted EBITDA is meaningful to investors because it is frequently used by analysts, investors and other interested parties in the midstream industry to evaluate a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending on accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors. DT Midstream uses Adjusted EBITDA to assess the company’s performance by reportable segment and as a basis for strategic planning and forecasting.

In this release, DT Midstream provides 2022 and 2023 Adjusted EBITDA guidance. The reconciliation of net income to Adjusted EBITDA as projected for full-year 2022 and 2023 is not provided. DT Midstream does not forecast net income as it cannot, without unreasonable efforts, estimate or predict with certainty the components of net income. These components, net of tax, may include, but are not limited to, impairments of assets and other charges, divestiture costs, acquisition costs, or changes in accounting principles. All of these components could significantly impact such financial measures. At this time, DT Midstream is not able to estimate the aggregate impact, if any, of these items on future period reported earnings. Accordingly, DT Midstream is not able to provide a corresponding GAAP equivalent for Adjusted EBITDA.

Forward Looking Statements

This release contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, business prospects, outcomes of regulatory proceedings, market conditions, and other matters, based on what we believe to be reasonable assumptions and on information currently available to us.

Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident” and other words of similar meaning. The absence of such words, expressions or statements, however, does not mean that the statements are not forward-looking. In particular, express or implied statements relating to future earnings, cash flow, results of operations, uses of cash, tax rates and other measures of financial performance, future actions, conditions or events, potential future plans, strategies or transactions of DT Midstream, and other statements that are not historical facts, are forward-looking statements.

Forward-looking statements are not guarantees of future results and conditions, but rather are subject to numerous assumptions, risks, and uncertainties that may cause actual future results to be materially different from those contemplated, projected, estimated, or budgeted. Many factors may impact forward-looking statements of DT Midstream including, but not limited to, the following: risks related to the spin-off of DT Midstream from DTE Energy (“the Spin-Off”), including dependence on DTE Energy and the risk that transition services provided by DTE Energy could adversely affect our business and that the transaction may not achieve some or all of the anticipated benefits; changes in general economic conditions; competitive conditions in our industry; global supply chain disruptions; actions taken by third-party operators, processors, transporters and gatherers; changes in expected production from Southwestern Energy Company and/or its affiliates, Antero Resources Corporation and/or its affiliates and other third parties in our areas of operation; demand for natural gas gathering, transmission, storage, transportation and water services; the availability and price of natural gas to the consumer compared to the price of alternative and competing fuels; competition from the same and alternative energy sources; our ability to successfully implement our business plan; our ability to complete organic growth projects on time and on budget; our ability to complete acquisitions; the price and availability of debt and equity financing; restrictions in our existing and any future credit facilities and indentures; energy efficiency and technology trends; changing laws regarding cyber security and data privacy and any cyber security threat or event; operating hazards, environmental risks, and other risks incidental to gathering, storing and transporting natural gas; changes in environmental laws, regulations or enforcement policies, including laws and regulations relating to climate change and greenhouse gas emissions; natural disasters, adverse weather conditions, casualty losses and other matters beyond our control; the impact of outbreaks of illnesses, epidemics and pandemics, including the COVID-19 pandemic and the economic effects of the pandemic; the ongoing conflict between Ukraine and Russia; interest rates; the impact of inflation on our business; labor relations; large customer defaults; changes in tax status, as well as changes in tax rates and regulations; intent to develop low carbon business opportunities and deploy greenhouse gas reducing technologies; the effects of existing and future laws and governmental regulations; changes in insurance markets impacting costs and the level and types of coverage available; the timing and extent of changes in commodity prices; the suspension, reduction or termination of our customers’ obligations under our commercial agreements; disruptions due to equipment interruption or failure at our facilities, or third-party facilities on which our business is dependent; the effects of future litigation; the qualification of the Spin-Off as a tax-free distribution; the allocation of tax attributes from DTE Energy in accordance with the agreement that governs the respective rights, responsibilities and obligations of DTE Energy and DT Midstream after the Spin-Off with respect to all tax matters; and our ability to achieve the benefits that we expect to achieve as an independent publicly traded company.

The above list of factors is not exhaustive. New factors emerge from time to time. DT Midstream cannot predict what factors may arise or how such factors may cause actual results to vary materially from those stated in forward-looking statements, see the discussion under the section entitled “Risk Factors” in our Annual Report for the year ended December 31, 2021, filed with the SEC on Form 10-K and any other reports filed with the SEC. Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, you should not put undue reliance on any forward-looking statements.

Any forward-looking statements speak only as of the date on which such statements are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

Investor Relations

Todd Lohrmann, DT Midstream, 313.774.2424
investor_relations@dtmidstream.com

DT Midstream, Inc. Reconciliation of Net Income Attributable to DT Midstream to Adjusted EBITDA (non-GAAP)

		Three Months Ended
		March 31,	December 31,	March 31,
		2022	2021	2021
		(millions)
	Net Income Attributable to DT Midstream	$ 81	$ 87	$ 78
	Plus: Interest expense	31	31	26
	Plus: Income tax expense	25	25	29
	Plus: Depreciation and amortization	42	42	41
	Plus: EBTDA from equity method investees (1)	49	48	45
	Plus: Adjustments for non-routine items (2)	—	—	10
	Less: Interest income	—	—	(3)
	Less: Earnings from equity method investees	(36)	(36)	(32)
	Less: Depreciation and amortization attributable to noncontrolling interests	(1)	(1)	(1)
	Adjusted EBITDA	$ 191	$ 196	$ 193

(1)	Includes share of our equity method investees’ earnings before taxes, depreciation and amortization, which we refer to as “EBTDA.” A reconciliation of earnings from equity method investees to EBTDA from equity method investees follows:

		Three Months Ended
		March 31,	December 31,	March 31,
		2022	2021	2021
		(millions)
	Earnings from equity methods investees	$ 36	$ 36	$ 32
	Plus: Depreciation and amortization attributable to equity method investees	13	12	13
	EBTDA from equity method investees	$ 49	$ 48	$ 45

(2)	Adjusted EBITDA calculation excludes certain items we consider non-routine. For the three months ended March 31, 2021, adjustments for non-routine items included $10 million of separation related transaction costs.

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